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                                                                     EXHIBIT 4.1

                               AMENDMENT NO. 1 TO
                                 THE GAP, INC.
                             1999 STOCK OPTION PLAN

     The Gap, Inc., having adopted The Gap, Inc. 1999 Stock Option Plan (the "Plan") effective as of March 29, 1999, hereby amends the Plan, effective as of April 3, 2001, as follows:

          Section 4.1 is hereby amended in its entirety to read as follows:

          "Number of Shares.  Subject to adjustment as provided in Section 4.3,
           -----------------
          the total number of Shares available for grant under the Plan shall not exceed 52,500,000. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares."


     IN WITNESS WHEREOF, The Gap, Inc., by its duly authorized officer, has executed this Amendment No. 1 as of the date indicated below.


                                          THE GAP, INC.

Dated: April 3, 2001                      By: /s/ ANNE B. GUST
                                              ----------------
                                              Anne B. Gust
                                              Executive Vice President